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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Ambassadors International, Inc. on Form S-3 of our report dated January 22, 1998 on our audits of the financial statements of Rogal America, Co. as of December 31, 1997 and 1996 and for the years then ended. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ Starr, Finer, Starr LLP

Boston, Massachusetts
April 2, 1998